Exhibit 10.15

THIS DEED is made this 7 day of May 2010.

BETWEEN:

(1)	PEARSON SERVICES LIMITED, a company incorporated in England with registered number 01341060, whose registered address is at 80 Strand, London WC2R 0RL (the Principal Company);

(2)	PEARSON GROUP PENSION TRUSTEE LIMITED, a company incorporated in England with registered number 01765290, whose registered address is at 80 Strand, London WC2R 0RL (the Trustee); and

(3)	INTERACTIVE DATA (EUROPE) LIMITED, a company incorporated in England with registered number 00949387 whose registered address is at Fitzroy House, 13-17 Epworth Street, London EC2A 4DL (IDCO UK).

WHEREAS

(A) The Pearson Group Pension Plan (the Plan) (originally known as the Fairey Company Limited Pension and Life Assurance Plan for Hourly Paid Employees) was established by a trust deed dated 30 March 1973 by the Fairey Company Limited for the provision of retirement benefits for and in respect of certain employees and former employees of companies that participate in the Plan.

(B) The Plan is currently administered and governed in accordance with the provisions of the eighth consolidated trust deed (the Trust Deed) dated 8 February 2006, made between the Principal Company and the Trustee (as amended) and the rules adopted in accordance with the Trust Deed for the various sections of the Plan for the time being in force.

(C) The Trustee is the trustee of the Plan and the Principal Company is the current principal company of the Plan.

(D) IDCO UK is currently a participating employer under the Plan. IDCO UK is a subsidiary of Interactive Data Corporation Inc (IDCO Inc). Currently, Pearson plc (the parent company of the Principal Company) holds 61% of the shares of capital stock of IDCO Inc.

(E) The Principal Company, Pearson plc, Pearson DBC Holdings, Inc, Pearson Management Services Limited, the Trustee, IDCO Inc, IDCO UK, and HG Investors LLC are parties to a pensions transitional agreement dated on or about the date of this Deed (as amended from time to time, the Pensions Transitional Agreement). That agreement has been entered into because, pursuant to the transaction described in the recitals to the Pensions Transitional Agreement, Pearson plc is to dispose of its shareholding in IDCO Inc with effect from the date of completion of that transaction (the Closing Date).

(F) Pursuant to clause H.7 of the Trust Deed, IDCO UK wishes to give notice in writing to the Trustee that it is terminating its liability to make contributions to the Plan in respect of all its employees with effect on and from the Closing Date.

NOW THIS DEED WITNESSES:

1. Terms and expressions defined in the Trust Deed shall have the same meanings in this Deed except where the context otherwise requires.

2. Pursuant to clause H.7 of the Trust Deed (and any other enabling power) IDCO UK gives notice to the Trustee to terminate its liability to make contributions to the Plan with effect on and from the Closing Date.

3. The Trustee acknowledges the notice from IDCO UK terminating its participation in the Plan on and from the Closing Date, and confirms that IDCO UK shall (without prejudice to clause 4 below) thereby cease to be a participating employer of the Plan on and from the Closing Date.

4. The Trustee confirms that, once all amounts which IDCO UK is required to pay to the Plan for periods up to and including the Closing Date have been paid, and subject to any amount becoming payable under section 75 or 75A of the Pensions Act 1995 and subsequently being discharged, IDCO UK will have no further liability (actual, contingent, present or future) to make payments to the Plan on and from the Closing Date.

5. A person who is not a party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed. This does not affect any right or remedy of a third party which exists or is available apart from that Act.

6. This Deed may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Deed by e-mail attachment or telecopy shall be an effective mode of delivery.

7. This Deed and any obligations arising out of or in relation to this Deed are governed by English law. The parties to this Deed submit to the exclusive jurisdiction of the English courts in relation to any claim, dispute, or matter arising from this Deed.

EXECUTED and DELIVERED as a DEED

EXECUTED as a deed.

EXECUTED as a deed by	)
PEARSON SERVICES LIMITED	)
acting by a director and its secretary	)
or two directors	)

Director

Director / Secretary

EXECUTED as a deed by	)
PEARSON GROUP PENSION	)
TRUSTEE LIMITED	)
acting by a director and its secretary	)
or two directors	)

Director

Director / Secretary

EXECUTED as a deed by	)
INTERACTIVE DATA	)
(EUROPE) LIMITED	)
acting by a director and its secretary	)
or two directors	)

Director

Director / Secretary

             2010

(1) PEARSON SERVICES LIMITED

(2) PEARSON GROUP PENSION TRUSTEE LIMITED

(3) INTERACTIVE DATA (EUROPE) LIMITED

DEED OF CESSATION OF PARTICIPATION

in respect of

THE PEARSON GROUP PENSION PLAN

Confirming the cessation of participation of Interactive Data (Europe) Limited in the Plan

Freshfields Bruckhaus Deringer LLP